EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

President

Section 906 Certification under Sarbanes Oxley Act

I, Alex Depetris, certify that:

1.	I have reviewed this report, filed on behalf of db-X Exchange-Traded Funds Inc., on Form N-CSR;

2.

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2014	/s/ Alex Depetris
Alex Depetris
President and Chief Executive Officer

Chief Financial Officer and Controller

Section 906 Certification under Sarbanes Oxley Act

I, Michael Gilligan, certify that:

1	I have reviewed this report, filed on behalf of db-X Exchange-Traded Funds Inc., on Form N-CSR;

2

Based on my knowledge and pursuant to 18 U.S.C. § 1350, the periodic report on Form N-CSR (the “Report”) fully complies with the requirements of § 13 (a) or § 15 (d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2014	/s/ Michael Gilligan
Michael Gilligan
Treasurer, Chief Financial Officer and Controller